JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached Schedule 13G, and any and all amendments thereto, and expressly authorize Invesco Ltd., as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.

Dated: 3/31/ 2017

Invesco Ltd.

By: /s/ Nancy Tomassone
Name: Nancy Tomassone
Title: Global Assurance Officer

Invesco Advisers, Inc.

By: /s/ Robert R. Leveille
Name: Robert R. Leveille
Title: Chief Compliance Officer

Invesco Canada Ltd.

By: /s/ Eric Adelson
Name: Eric Adelson
Title: Head of Legal

Invesco Trust Company

By: /s/ Theresa Brunsman
Name: Theresa Brunsman
Title: Secretary

Invesco Hong Kong Limited

By/s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal AP

Invesco Asset Management Deutschland GmbH

By/s/ Stephanie Ehrenfried
Name: Stephanie Ehrenfried
Title: Head of Legal Continental Europe & Cross-Border Funds

Invesco Asset Management Limited

By: /s/ Chris Edge
Name: Chris Edge
Title: Director of UK Compliance

Invesco Asset Management S.A.

By: /s/ Matthieu Grosclaude
Name: Matthieu Grosclaude
Title: COO, EMEA Retail

Invesco Asset Management S.A.

By: /s/ Bernard Aybran
Name: Bernard Aybran
Title: Multi-Management CIO

Invesco Management S.A.

By: /s/ Peter Carroll
Name: Peter Carroll
Title: Head EMEA Delegation Oversight

Invesco Taiwan Limited

By/s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Asset Management (Japan) Limited

By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Asset Management Singapore Limited

By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Global Asset Management DAC

By: /s/ Cormac O'Sullivan
Name: Cormac O'Sullivan
Title: Director of PMO

Invesco PowerShares Capital Management, LLC

By: /s/ Adam Henkel
Name:  Adam Henkel
Title: Chief Compliance Officer

Invesco Investment Advisers, LLC

By: /s/ Miranda O'Keefe
Name: Miranda O'Keefe
Title: Chief Compliance Officer

Invesco Australia Ltd.

By: /s/ Stewart, Jane
Name: Stewart, Jane
Title: Senior Compliance Manager